Exhibit 5.1

May 27, 2022

GeoVax Labs, Inc.

1900 Lake Park Drive, Suite 380

Smyrna, Georgia 30080

Re:	Registration Statement on Form S-3
SEC Registration No. 333-252437

Ladies and Gentlemen:

We have acted as counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with a final prospectus supplement, dated May 27, 2022 (the “Prospectus Supplement”) to the base prospectus (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”) that forms a part of the Registration Statement on Form S-3 (Registration No. 333-252437) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act“), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 26, 2021, relating to the offering of 1,050,000 shares of the Company’s common stock, par value $0.001 per share (the “Offered Shares”), a pre-funded warrant (the “Warrant”) to purchase up to 1,980,304 shares of Common Stock and the shares of the Company’s common stock issuable upon exercise of the Warrant (the “Warrant Shares”). The Shares, the Warrant and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to that certain Securities Purchase Agreement, dated May 25, 2022, between the Company and the purchaser signatory thereto (the “Securities Purchase Agreement”). Capitalized terms used and not otherwise defined in this opinion have the meanings given to them in the Securities Purchase Agreement.

This opinion is delivered to you at the request of the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as expressly stated herein with respect to the issuance of the Securities.

Womble Bond Dickinson (US) LLP is a member of Womble Bond Dickinson (International) Limited, which consists of independent and autonomous law firms providing services in the US, the UK, and elsewhere around the world. Each Womble Bond Dickinson entity is a separate legal entity and is not responsible for the acts or omissions of, nor can bind or obligate, another Womble Bond Dickinson entity. Womble Bond Dickinson (International) Limited does not practice law. Please see www.womblebonddickinson.com/us/legal-notice for further details.

May 27, 2022 Page 2

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Securities as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (c) that the Securities Purchase Agreement constitutes the enforceable obligation of the parties thereto other than the Company; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing and the qualifications and limitations set forth below, and having regard for such legal considerations as we deem relevant, it is our opinion that:

(1)	The Offered Shares, upon payment in the manner contemplated by the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

(2)	The Warrant, upon payment in the manner contemplated by the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

(3)

The Warrant Shares issuable upon exercise of the Warrant, when sold, paid for and issued upon exercise of the Warrant and upon receipt of payment of the exercise price thereof, if applicable, in accordance with the terms thereof, will be duly and validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law (“DGCL”) and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions as of the date of this opinion that interpret the DGCL and such provisions of the Delaware Constitution.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

This opinion is furnished to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose except that the purchaser of the Offered Shares and the Warrant named in the Securities Purchase Agreement may rely on this opinion to the same extent as if it were addressed to them.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to the reference to the name of our firm under the heading “Legal Matters” in the prospectus supplement and accompanying prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP

Womble Bond Dickinson (US) LLP

EKG

FRA